SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated May 28, 2010 entitled-"Proteoderm, Inc. a Wholly Owned Subsidiary of Proteonomix, Inc. (PROT) Announces New Product Development."

The press release is in its entirety below:

Proteoderm, Inc. a Wholly Owned Subsidiary of Proteonomix, Inc. (PROT) Announces New Product Development.

MOUNTAINSIDE, NJ--(May 28, 2010) -  Proteoderm, Inc. a wholly owned subsidiary of Proteonomix, Inc. (PINKSHEETS: PROT) announced today that it has successfully developed a new formulation of Proteoderm. The new formulation will be only available at licensed health professionals' offices. The new product, Proteoderm PS (physician strength) is designed to provide a specific dosage of the active ingredient Matrix NC-138, to the patient depending on the patient's skin type and genomic analysis. Proteoderm PS will be a fresh new entry into the growing category of personalized medicine. Proteoderm PS will provide the optimal and highest strength of the active ingredient for each user.

Personalized medicine is a medical model emphasizing the systematic use of information about an individual patient to select or optimize that patient's preventative and therapeutic care. Personalized medicine can broadly be defined as products and services that leverage the science of genomics and proteomics (directly or indirectly) and capitalize on the trends toward wellness and consumerism to enable tailored approaches to prevention and care. It is often defined as "the right treatment for the right person at the right time."

Pricewaterhouse Cooper estimates that the personalized medicine market is $232 billion annually and is expected to grow annually by 11 percent.

Proteoderm can be pre-ordered on our web site www.proteoderm.com. The physician strength, Proteoderm PS will be available only through a physician and health care network. The Company anticipates that Proteoderm PS will expand its product line.

Michael Cohen, CEO of Proteonomix, Inc., stated, "Our research and development continues to take our laboratory efforts and apply them to commercialization. We expect Proteoderm PS to add additional revenues to our sales of Proteoderm, and have a meaningful contribution to the company's expanding product line."

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Proteonomix has facilities at a number of academic institutions. Its subsidiary, Proteoderm recently opened its retail web site, Proteoderm.com, and began accepting pre-orders for its anti-aging line of skin care products. Please also visit http://www.proteonomix.com, http://www.otcqb.com and www.sec.gov.

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release relating to its OTCBB listing constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

Contact:

Michael Cohen

Proteonomix, Inc.

(973) 544-6116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: May 28, 2010

By:

/s/Michael Cohen

Name:   Michael Cohen

President